EXHIBIT 2.1

                FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
                ----------------------------------------------

      THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Amendment") is entered into this 22nd day of May, 1998, by and between Amoco Production Company, with a mailing address of 501 WestLake Park Boulevard, Houston, Texas 77079 ("Amoco") and Howell Petroleum Corporation, with a mailing address of 1111 Fannin, Suite 1500, Houston, Texas 77002-6923 ("Howell").

      WHEREAS, on the 20th day of November, 1997, Amoco and Howell entered into a Purchase and Sale Agreement wherein Amoco agreed to sell and Howell agreed to purchase certain oil and gas properties and related interests (the "Purchase and Sale Agreement").

      WHEREAS, Amoco and Howell desire to amend the terms of the Purchase and Sale Agreement.

      NOW, THEREFORE, based upon the mutual covenants and considerations contained herein, the parties agree as follows:

      1. Howell and Amoco agree the Purchase and Sale Agreement shall be amended by deleting from the definition of "Properties" the interest which make up the Beaver Creek Unit (as defined in that certain Cooperative Development Contract, Beaver Creek Structure dated the 29th day of March,
1937) (the "Beaver Creek Unit") and the Beaver Creek Gas Processing Plant (as more particularly described in that certain Agreement Construction and
Operation of the Beaver Creek Processing Plant Agreement dated 11th day of March, 1959) (the "Beaver Creek Plant") as more fully described on Attachment "1".

      2. Howell represents and warrants to Amoco that it has not: (a) entered into any contracts or commitments (that as of the date of this Amendment have not been released or waived) which encumber the Beaver Creek Unit or Beaver Creek Plant, or products attributable thereto, or (b) granted any Third Party rights (that as of the date of this Amendment have not been released or waived) with respect to the Beaver Creek Unit or Beaver Creek Plant, or products attributable thereto.

      3. Notwithstanding anything contained in the Purchase and Sale Agreement to the contrary, Amoco shall release Howell from and shall fully protect, indemnify and defend Howell, its officers, agents, employees and affiliates and hold them harmless from and against any and all claims, demands, suits, causes of action, losses, damages, liabilities, fines, penalties and costs (including attorneys' fees and costs of litigation) (collectively "Claims"), relating to, arising out of, or connected with, directly or indirectly, the ownership or operation of the Beaver Creek Unit or Beaver Creek Plant, including without limitation, Claims relating to: (a) injury or death of any person or persons whomsoever, (b) damages to or loss of any property or resources, (c) common law causes of action such as negligence, gross negligence, strict liability, nuisance or trespass, and/or
(d) fault imposed by statute, rule, regulation or otherwise.

      4. Howell and Amoco agree the Purchase and Sale Agreement shall be amended to add to the definition of "Properties" the interests described in Attachment "2". For the purpose of this Amendment, the interest described in Attachment "2" shall be referred to as "Supplemental Properties".

      5. Amoco and Howell agree the Purchase and Sale Agreement shall be amended by deleting Article 3.1 in its entirety and replacing the same with the following:

      "3.1 Purchase Price. The total purchase price, subject to adjustments as set forth in this Agreement, paid to Amoco by Buyer for the Properties shall be One Hundred Twenty Six Million Four Hundred Forty Nine Thousand One Hundred Twenty Eight and No/100 United States Dollars (US $126,449,128) ("Purchase Price"), payable in full at Closing in immediately available funds.

      6. Amoco and Howell agree the Purchase and Sale Agreement shall be amended by reducing the Deposit from Twenty Million and No/100 United States Dollars (US $20,000,000) to Seven Million Six Hundred Thirty One Thousand Two Hundred Fifty Four and No/100 United States Dollars (US $7,631,254).

      7. Amoco and Howell agree the Purchase and Sale Agreement shall be amended by deleting the allocation of the Purchase Price for the Grass Creek Unit as more particularly described in that certain Unit Agreement and Unit Operating Agreement (Phosphoria Tensleep) dated April 1, 1974 and for the Pitchfork Unit as more particularly described in that certain Unit Operating Agreement dated December 23, 1970 referenced in Exhibit "B" to the Purchase and Sale Agreement and replacing the same with the allocation of the Purchase Price set forth in Attachment "3".

      8. Amoco and Howell agree, with respect to the Supplemental Properties only, that the following defined terms shall apply:

      (a) "Close" or "Closing" means the consummation of the transfer of title to the Supplemental Properties to Buyer, including execution and delivery of all documents provided for in this Agreement;

      (b)  "Closing Date" means the 22 day of May, 1998;

      (c) "Effective Time" means the 1st Day of May, 1998, at 7:00 a.m., local time where the Supplemental Properties are located;

      (d) "Alleged Adverse Condition" means an environmental or physical condition asserted by Buyer in accordance with Article 5.2 that, as of Closing, is not in compliance with the then existing Laws, and the costs associated with remediating such individual Alleged Adverse Condition exceeds Seventy-Five Thousand and No/100 United States Dollars (US $75,000) net to Seller's interests. Notwithstanding anything contained in this Agreement to the contrary, Buyer shall not be entitled to raise an Alleged Adverse Condition unless the aggregate cost associated with remediating all such Alleged Adverse Condition(s) and value associated with all Alleged Title Defect(s) exceed Six Hundred and Sixty Thousand and No/100 United States Dollars (US $660,000) (it being acknowledged and agreed that Buyer shall be solely responsible for any and all Alleged Adverse Condition(s) and all Alleged Title Defect(s) up to Six
      Hundred and Sixty Thousand and No/100 United States Dollars (US $660,000)); and

      (e) "Alleged Title Defect" means a Title Defect which is asserted by Buyer in accordance with Article 4.2, and the costs associated with curing such individual Alleged Title Defect exceeds Seventy-Five Thousand and No/100 United States Dollars (US $75,000) net to Seller's interests. Notwithstanding anything contained in this Agreement to the contrary, Buyer shall not be entitled to raise an Alleged Title Defect unless the aggregate value associated with all such Alleged Title Defect(s) and cost associated with remediating all Alleged Adverse Condition(s) exceed Six Hundred and Sixty Thousand and No/100 United States Dollars (US $660,000)(it being acknowledged and agreed that Buyer shall be solely responsible for any and all Alleged Title Defect(s) and all Alleged Adverse Condition(s) up to Six Hundred and Sixty Thousand and No/100 United States Dollars (US $660,000)).

      9. Amoco and Howell agree, with respect to the Supplemental Properties only, that Articles 3.2, 12.3, 12.4, 12.5, 12.6, 12.7, 12.9, 13.1 through
13.8, 16.2.9,  16.2.10,  16.2.11,  16.3.9,  16.3.10,  16.3.11,  17.1.3, Exhibit
"O", Exhibit "P", Exhibit "Q" and Exhibit "S" contained in the Purchase and Sale Agreement shall not be applicable.

      10. Amoco and Howell agree that Article 6.5 of the Purchase and Sale Agreement and Article 7 of the Non-Beaver Creek Transition Agreement shall be deleted in their entirety, and Article 6.5 of the Purchase and Sale Agreement and Article 7 of the Non-Beaver Creek Transition Agreement shall be replaced with the following:

      "6.5 Final Accounting Settlement. As soon as reasonably practicable, but in no event later than June 30, 1998, Amoco shall deliver to Howell a Closing statement setting forth a detailed calculation of all adjustments applicable to the period of time between the Effective Time and February, 28, 1998 ("Final Accounting Settlement"). As soon as reasonably practicable, but in no event later than sixty (60) Days after Howell receives the Closing statement, Howell shall deliver to Amoco a written report containing any changes which Howell proposes to be made to such Closing statement. If Howell fails to timely deliver the written report to Amoco containing changes Howell proposes to be made to the Closing statement, the Closing statement delivered by Amoco shall be deemed to be true and correct and the same shall be final and binding on the parties and not subject to arbitration hereunder. As soon as reasonably practicable, but in no event later than fifteen (15) Days after Amoco receives Howell's written report, the parties shall meet and undertake to agree on the final Closing adjustments. If the parties fail to agree on the final post-Closing adjustments within such fifteen
      (15) Day period, the disputed items shall be resolved by submitting the same to Ernst and Young (the "Accounting Referee"). The Accounting Referee shall resolve the dispute(s) regarding the Closing adjustments within thirty (30) Days after having the relevant materials submitted for review. The decision of the Accounting Referee shall be binding on and non-appealable by the parties. The fees and expenses associated with the Accounting Referee shall be borne equally by Howell and Amoco. The date upon which all amounts associated with the Final Accounting Settlement are agreed to by the parties, whether by decision of the
      Accounting  Referee  or  otherwise,  shall be herein  called  the  "Final
      Settlement Date". Any amounts owed by either party to the other as a result of such Closing adjustments shall be paid within five (5) Business Days after the Final Settlement Date."

Notwithstanding anything contained herein, this Paragraph 10 shall not apply to the Supplemental Properties.

      11. Amoco and Howell agree the Purchase and Sale Agreement shall be amended by reducing the fee (set forth in Paragraph 5 of the Transition Agreement) from Four Hundred and Fifty Thousand and No/100 United States
Dollars (US $450,000) to Three Hundred Nineteen Thousand Four Hundred and No/100 United States Dollars (US $319,400) per month. Amoco and Howell additionally agree the Non-Beaver Creek Transition Agreement shall be amended by reducing the fee (set forth in Paragraph 5 of the Non-Beaver Creek Transition Agreement) from Three Hundred and Fifty Thousand and No/100 United States Dollars (US $350,000) to Three Hundred Nineteen Thousand Four Hundred and No/100 United States Dollars (US $319,400) per month.

      12. Amoco and Howell shall, at the Closing referenced in Paragraph 8(a) above, enter into a Supplemental Properties Transition Agreement in the form attached hereto as Attachment "4".

      13. Amoco and Howell agree the Purchase and Sale Agreement shall be amended by deleting the Sublease Novation Agreement.

      14. Howell acknowledges that Lease No. 600196 dated the 2nd day of February, 1974 is subject to that certain confidential Land Grant Settlement
Agreement dated August 20, 1990 by and between Amoco and Union Pacific Resources Company. Howell agrees that Lease No. 600196 (only insofar as the leasehold interests affected thereby) is made subject to the terms and provisions of the synopsis set forth in Attachment "5" hereto.

      15. The terms not  defined  herein  shall have the  meaning  set forth in
Article 1 of the Purchase and Sale Agreement. Except as expressly amended herein, the terms of the Purchase and Sale Agreement shall remain unchanged, and the parties ratify and reaffirm the same.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.


                                              AMOCO PRODUCTION COMPANY


                                              By: ____________________________
                                              Name:  Lon O. Buehner
                                              Title:  Attorney-in-Fact


ATTEST:                                       HOWELL PETROLEUM CORPORATION


By:________________________________           By: ____________________________
Name: John E. Brewster, Jr.                   Name: Robert T. Moffett
Title: Assistant Secretary                    Title: Vice President

                                ATTACHMENT "1"
                                --------------

               To First Amendment to Purchase and Sale Agreement
                                by and between
                           Amoco Production Company
                                      and
                         Howell Petroleum Corporation

                              DELETED PROPERTIES
                              ------------------

                                ATTACHMENT "2"
                                --------------

               To First Amendment to Purchase and Sale Agreement
                                by and between
                           Amoco Production Company
                                      and
                         Howell Petroleum Corporation

                            SUPPLEMENTAL PROPERTIES
                            -----------------------

                                ATTACHMENT "3"
                                --------------

               To First Amendment to Purchase and Sale Agreement
                                by and between
           Amoco Production Company and Howell Petroleum Corporation

                              REVISED ALLOCATION
                              ------------------


                     Properties               Allocated Value
                     ----------               ---------------

----------------------------------------------------------------
Grass Creek Unit Area Properties
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
    Grass Creek Unit as more particularly       $11,301,000
   described in that certain Unit Agreement and Unit Operating Agreement (Phosphoria
   Tensleep) dated April 1, 1974

----------------------------------------------------------------
----------------------------------------------------------------
    Other Interests                              $100,000
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
Pitchfork Unit Area Properties
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
    Pitchfork Unit as more particularly          $9,019,000
   described in that certain Unit Operating
   Agreement dated December 23, 1970

----------------------------------------------------------------
----------------------------------------------------------------
    Four Bear Pipeline located in Park           $348,000
   County, Wyoming

----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
Higgins Unit Area Properties
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
    Higgins Interests                            $2,400,000

----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
Natural Buttes Unit Area Properties
----------------------------------------------------------------
----------------------------------------------------------------

----------------------------------------------------------------
----------------------------------------------------------------
    Natural Buttes Interests                     $8,600,000

----------------------------------------------------------------

                                ATTACHMENT "4"
                                --------------

               To First Amendment to Purchase and Sale Agreement
                                by and between
           Amoco Production Company and Howell Petroleum Corporation

                 SUPPLEMENTAL PROPERTIES TRANSITION AGREEMENT
                 --------------------------------------------

      THIS SUPPLEMENTAL PROPERTIES TRANSITION AGREEMENT ("Agreement") is entered into this 22nd day of May, 1998, by and between Amoco Production Company, with a mailing address of 501 WestLake Park Boulevard, Houston, Texas 77079 ("Amoco") and Howell Petroleum Corporation, with a mailing address of 1111 Fannin, Suite 1500, Houston, Texas 77002-6923 ("Howell").

      WHEREAS, on the 20th day of November, 1997, Amoco and Howell entered into a Purchase and Sale Agreement wherein Amoco agreed to sell and Howell agreed to purchase certain oil and gas properties and related interests (the "Purchase and Sale Agreement").

      WHEREAS, on the 22nd day of May, 1998, Amoco and Howell entered into the First Amendment to Purchase and Sale Agreement wherein Amoco agreed to sell and Howell agreed to purchase certain oil and gas properties and related interests (the "First Amendment").

      WHEREAS,  Amoco  currently  conducts  various  administrative   functions
associated  with  the   Supplemental   Properties  (as  defined  in  the  First
Amendment).

      WHEREAS,   Howell   desires   that  Amoco   continue   to   conduct   the
administrative functions associated with the Supplemental Properties for a limited period of time in accordance with the terms of this Agreement.

      NOW, THEREFORE, based upon the mutual covenants and considerations contained herein, the parties agree as follows:

1. SCOPE OF SERVICES: Effective as of the Closing (as defined in the First Amendment), Amoco shall continue to conduct the administrative functions associated with the Supplemental Properties in conformity with general practices in the oil and gas industry and in accordance with the various agreements. The services to be performed by Amoco under the terms of this Agreement shall be limited to the following:

      (a) Employ such personnel as may be reasonably necessary to perform the services provided under this Agreement;

      (b) Administer the books, records and accounts associated with the ownership and operation of the Supplemental Properties;

      (c) Purchase supplies, materials, tools, facilities and equipment associated with the ownership and operation of the Supplemental Properties; provided however, Amoco shall not, without the prior written consent of Howell, purchase any of the above if such purchase would result in a change, obligation or liability in excess of One Hundred Thousand and No/100 Dollars ($100,000) for any single item, except in cases reasonably believed by Amoco to constitute an emergency;

      (d) Contract for services associated with the ownership and operation of the Supplemental Properties; provided however, Amoco shall not, without the prior written consent of Howell, enter into a service contract which would result in a charge, obligation or liability in excess of One Hundred Thousand and No/100 Dollars ($100,000), except in cases reasonably believed by Amoco to constitute an emergency;

      (e)  Pay  all  lease  rentals,  shut-in  royalties,   minimum  royalties,
      payments in lieu of production, royalties, overriding royalties, production payments, net profit payments and similar burdens, and pay all operating costs, vendor invoices and contractor invoices which are required to be paid under the terms and provisions of the applicable agreements and which are associated with the ownership and operation of the Supplemental Properties;

      (f)  Pay all lease settlements and other liquidated monetary  obligations
      which  are   associated   with  the   ownership   and  operation  of  the
      Supplemental Properties;

      (g) Provide marketing, gas control and other similar services necessary to sell the products produced from or associated with the Supplemental Properties in a manner consistent with Amoco's past practices;

      (h) Execute routine contracts or documents necessary for carrying on business related to the Supplemental Properties; provided however, Amoco shall not, without the prior written consent of Howell, enter into any single contractual arrangement which would result in a charge, obligation or liability in excess of One Hundred Thousand and No/100 Dollars ($100,000), except in cases reasonably believed by Amoco to constitute an emergency;

      (i)  Submit  reports  to  state,   federal  or  tribal  authorities,   as
      appropriate; and

      (j)  Provide   assistance,   as  reasonably   requested  by  Howell,   in
      familiarizing Howell's personnel (including contract personnel) with the services conducted associated with the Supplemental Properties.

2. LIMITATION ON SERVICES; COOPERATION: Notwithstanding anything contained in Section 1 to the contrary, Amoco shall not have the obligation to provide services under the terms of this Agreement (including without limitation providing Howell with records, information and data) which Amoco did not perform for its own account immediately prior to Closing.

3. TERMINATION AND TURNOVER DATE: This Agreement shall commence on the date first referenced above and shall terminate when the services have been performed with respect to June, 1998 production.

4. REIMBURSEMENT: Howell shall reimburse Amoco for any and all costs, expenses and COPAS overhead charges (billed by third parties) incurred by Amoco and associated with operating the Supplemental Properties during the term of this Agreement.

5. FEES: Howell shall pay to Amoco a fee of Five Thousand and No/100 United States Dollars (US $5,000) per month commencing on May 1, 1998 through June 30, 1998, each calendar month thereafter to compensate Amoco for the services performed hereunder.

6. MONTHLY STATEMENT: Within thirty (30) days after each calendar month, Amoco shall submit to Howell a statement substantially in the form attached hereto as Exhibit "1" ("Estimated Monthly Statement"). The Estimated Monthly Statement shall include the following information to the extent the information is attributable to Amoco's interest in the Supplemental Properties immediately prior to Closing:

      (a)  Amoco's estimate of sales volumes and value;

      (b) All direct costs, expenses and COPAS overhead charges billed by third parties to Amoco, including without limitation settlement to leases and other liquidated monetary obligations;

      (c)  Estimated capital expenditures recorded by Amoco;

      (d)  Amoco's fee; and

      (e)  Net estimated cash available for transfer.

If the cash available for transfer shown on Exhibit "1" is positive, Amoco shall remit such amount to Howell within thirty (30) days of delivery of the Estimated Monthly Statement. If the cash available for transfer shown on Exhibit "1" is negative, Howell shall remit such amount to Amoco within thirty (30) days of Howell's receipt of the Estimated Monthly Statement.

7. FINAL SETTLEMENT: As soon as reasonably practicable, but in no event more than ninety (90) days after termination of this Agreement, Amoco shall prepare and deliver to Howell a final statement in a form similar to Exhibit "1" setting forth actual revenues, direct costs, expenses, COPAS charges, revenues returned to leases and capitalized expenditures for the Supplemental Properties from May 1, 1998 through June 30, 1998 ("Final Statement"). Within forty-five (45) days after receipt of the Final Statement, Howell shall deliver to Amoco a written report containing any changes that Howell proposes be made to the Final Statement. If Howell fails to timely deliver the written report to Amoco containing Howell proposals to be made to the Final Statement, the Final Statement delivered by Amoco shall be deemed to be true and correct and the same shall be binding on and non-appealable by the parties. The parties shall undertake to agree with respect to the amounts due no later than thirty (30) days after Amoco's receipt of Howell's report. If the parties fail to agree within such thirty (30) day period, the disputed items shall be resolved by submitting the same to a firm of independent nationally recognized accountants mutually acceptable to the parties (the "Accounting Referee"). The Accounting Referee shall resolve the dispute within thirty (30) days after having the relevant materials submitted for review.  The  decision  of the  Accounting  Referee  shall  be  binding  on the parties and non-appealable. The fees and expenses associated with the Accounting Referee shall be borne equally by Amoco and Howell. The date upon which all amounts are agreed to by the parties, whether by decision of the Accounting Referee or otherwise, shall be herein called the "Final Settlement Date." Any amounts owed by either party to the other as a result of such adjustments shall be paid within five (5) days after the Final Settlement Date.

8. INDEMNIFICATION: Amoco, its officers, agents, employees and Affiliates (collectively "Amoco Group") shall not be liable for any claims, demands, suits, causes of action, losses, damages, liabilities and costs (including attorneys' fees and costs of litigation) ("Claims") arising out of or resulting from the services provided by the Amoco Group under the terms of this Agreement, except for matters caused by or resulting solely from a criminal act, fraudulent act, gross negligence or willful misconduct of the Amoco Group. Howell shall release the Amoco Group from and shall fully protect, indemnify and defend the Amoco Group and hold each of them harmless from and against any and all Claims arising out of or resulting from the services provided by the Amoco Group under the terms of this Agreement, regardless of cause or of any negligent acts or omissions of any of the Amoco Group, other than matters caused by or resulting solely from a criminal act, fraudulent act, gross negligence or willful misconduct of the Amoco Group.

9. ASSIGNABILITY: The rights, duties and privileges under this Agreement shall not be assigned by the parties hereto without the prior written consent of the non-assigning party; provided however, Amoco shall be entitled to
engage  contract   personnel  to  perform  services   contemplated  under  this
Agreement.

10. GOVERNING LAW: This Agreement shall be governed by and construed under the laws of the State of Wyoming, excluding any conflict of law rules which may require the application of laws of another jurisdiction.

11.   NOTICES:  All  notices,   requests  and  other  communications  shall  be
provided in accordance with the terms of the Purchase and Sale Agreement.

12. OTHER AGREEMENTS: If there is a conflict between the terms of the First Amendment and the terms of this Agreement, the terms of this Agreement shall control the rights and obligations of the parties, but only to the extent necessary to resolve the conflict. All capitalized terms not defined in this Agreement, shall have the meaning contained in the Purchase and Sale Agreement, as amended by the First Amendment.

      IN WITNESS WHEREOF, the parties agree to the foregoing on the day and year first set forth above.

                                              AMOCO PRODUCTION COMPANY


                                              By: _____________________________
                                              Name:  Lon O. Buehner
                                              Title:  Attorney-in-Fact


ATTEST:                                       HOWELL PETROLEUM CORPORATION


By:___________________________                By: _____________________________
Name: John E. Brewster, Jr.                   Name: Robert T. Moffett
Title: Assistant Secretary                    Title: Vice President

                                  EXHIBIT "1"
                                  -----------

                TO SUPPLEMENTAL PROPERTIES TRANSITION AGREEMENT

                          ESTIMATED MONTHLY STATEMENT
               FOR THE PERIOD (MONTHLY DURING TRANSITION PERIOD)
               -------------------------------------------------
                                (In Thousands)


CASH FLOWS PROVIDED BY (UTILIZED IN)
OPERATING AND INVESTING ACTIVITIES:

Revenue                                                   $XXX

Less:
Direct costs, expenses and COPAS charges                   XXX

Revenues returned to leases                                XXX

Capital expenditures                                       XXX

Amoco's fee                                                XXX
                                                           ---


CASH AVAILABLE FOR TRANSFER    $XXX
                               ====

                                ATTACHMENT "5"
                                --------------

                   UNION PACIFIC RESOURCES CORPORATION LANDS
                   -----------------------------------------

      A portion of the interests being conveyed in accordance with the First Amendment to the Purchase and Sale Agreement are owned, as to the mineral interests, by Union Pacific Resources Company (UPRC), whose predecessors in interest include Champlin Petroleum Company (UPRC Lands). Said UPRC Lands are subject to a confidential Land Grant Settlement Agreement dated August
20, 1990 between Amoco and Union Pacific Resources Company. The following provisions have been included herein to comply with the terms thereof and with the policies of Amoco Production Company relating thereto.

      1.  SURFACE ACCESS:
          --------------

      1.1 Howell shall make no entry for the conduct of drilling operations and no facilities shall be installed upon UPRC Lands until a Surface Owner's Agreement has been secured by UPRC or until UPRC shall waive such requirement. Without the prior written consent of the owner(s) thereof, no entry shall be made upon or under any portion of any railroad right of way or station grounds nor shall any oil and gas operations be conducted within two hundred feet (200') of: (a) any railroad tracks or buildings upon such right of way or station grounds, or (b) any building upon the Subject Lands in which UPRC owns a mineral estate.

      1.2 Howell shall negotiate and make any payments for the use of said lands (except payments based upon or measured by production); and shall make satisfactory arrangements to take care of damages to any surface owner's lands, buildings and growing crops arising from or with respect to its operations hereunder.

      1.3 Howell shall bury all pipelines below plow depths where they cross cultivated lands; shall construct gates or, at Howell's option, shall install cattle guards where necessary for crossing fenced lands in connection with operations conducted hereunder and will keep such gates or cattle guards in repair and all gates closed.

      2.   NON-DEVELOPMENT:
           ---------------

      2.1 Notwithstanding anything to the contrary herein contained, it is agreed that Howell shall reassign to Amoco, free of any burden or encumbrance created by through or under Howell, within two (2) years of the effective date hereof [NOTE, THIS PERIOD CANNOT EXTEND PAST AUGUST 31, 1998], all of the UPRC Lands excluding and excepting all acreage and depths included in:
(a) each governmental Section or spacing unit if larger than a Section, on which there is then located a well capable of production in paying quantities; (b) each governmental Section any portion of which is pooled or unitized with lands on which there is then located a well that is capable of production in paying quantities; (c) each governmental Section all or a portion of which is fully committed to an approved Federal unit; and (d) each governmental Section in which drilling operations have been commenced and are thereafter diligently prosecuted in accordance with the applicable lease terms.

      2.2 On or before June 1, 2005, Howell shall execute and deliver to Amoco a reassignment of all UPRC Lands or portion thereof then held by Howell or its successor(s) insofar and only insofar as said UPRC Lands or portion thereof cover those depths and formations lying deeper than one-hundred (100) feet below the stratigraphic equivalent of the deepest formation in the deepest thrust plate penetrated if applicable or in the event no thrust plate is penetrated, deeper than one-hundred (100) feet below the stratigraphic equivalent of the deepest formation from which a well located on the Section, or on lands pooled or unitized therewith, is producing or capable of production in quantities sufficient to pay the cost of producing operations attributable to such well and provide a positive cash flow.

      3.   COST REPORTING:
           --------------

      3.1 Within thirty (30) days of the commencement of any well drilled on UPRC Lands, or on lands spaced or pooled therewith, Howell shall furnish Amoco a completed A.F.E. for said well.

      3.2 Within thirty (30) days of the completion of any such well Howell shall report its actual costs of drilling, testing and completing or plugging and abandoning if a dry hole (Drilling Costs).

      3.3 Upon Amoco's request, Howell shall furnish to Amoco a statement showing its actual expenditures of Drilling Costs for any wells then in process of drilling or completing hereunder from beginning up to the date of such request.

      3.4 In the event Howell fails to furnish Amoco the cost information required or requested pursuant to this provision, and should Howell fail to provide such information within thirty (30) days of its receipt of Amoco's written notice of such failure, then the interest of Howell in the wellbore(s) for which information was requested, the equipment therein or appurtenant thereto and production therefrom, together with its interest in the UPRC Lands in the spacing unit or other unit for such well, shall immediately revert to Amoco and Howell shall execute and deliver to Amoco all documents necessary to evidence the reversion.

      4.   GEOLOGICAL REQUIREMENTS:
           -----------------------

      4.1 In addition to any geological information to be furnished to Amoco hereunder, Howell shall furnish to UPRC the geological information and notices with respect to any well drilled on UPRC Lands.

      5.   TERMINATION BY ELIMINATION:
           --------------------------

      5.1 The interest of Howell in any UPRC Lands which are eliminated from an approved Federal unit or other pooling unit shall, in the absence of a well which is capable of production in paying quantities located thereon, terminate on the effective date of such elimination and Howell shall reassign to Amoco, within thirty (30) days of such termination, all of its right title and interest in and to such excluded UPRC Lands free and clear of any burden or encumbrance crated by, through or under Howell.

      6.   PERMANENT CESSATION OF PRODUCTION:
           ---------------------------------

      6.1 With  respect  to each  Section  of UPRC  Lands,  no part of which is subject to the terms of a Federal Unit Agreement, within thirty (30) days of permanent cessation of production (permanent cessation of production being defined as: more than sixty (60) days elapsing between the cessation of production and the re-establishment of production or commencement of drilling or reworking operations) from the last well capable of production within said Section or the conclusion of drilling or reworking operations without re-establishment of production within said Section, as the case may be, Howell shall be deemed to have relinquished and shall reassign to Amoco, within thirty (30) days of such relinquishment, all of its right title and interest in and to such Section of UPRC Lands free and clear of any burden or encumbrance created by, through or under Howell.

      6.2 This Article 6 does not cover cessation of production due to the shutting in of a gas well which is otherwise capable of production in paying quantities.

      7.   ROYALTY TERMINATION:
           -------------------

      7.1 Amoco shall notify Howell of any claim of UPRC, acting as Lessor of all or part of the Subject Lands, that royalty has not been paid, whereupon Howell shall have sixty (60) days from receipt of such notice to make the royalty payment. In the event the payment is not timely made and Howell's reasons for withholding payment are not bona fide, Howell shall be deemed to have relinquished and shall, within thirty (30) days of the termination of the above sixty (60) day period, execute and deliver a reassignment of its interest in that portion of the Subject Lands subject to UPRC's claim (including the wellbore, the equipment appurtenant thereto and production therefrom, if said wellbore is located on UPRC Lands) free and clear of any burden or encumbrance created by, through or under Howell.

      8.   SHUT-IN WELLS:
           -------------

      8.1 After September 1, 2005, any interests earned by Howell hereunder in any Section of UPRC Lands which are held by production by virtue of a shut-in gas well shall terminate when and if such well remains shut in for a period of nine (9) consecutive months. Should Howell's interest terminate pursuant to this Article 8, then Howell shall, within thirty (30) days of such termination, reassign to Amoco all of its right title and interest in and to such Section of UPRC Lands free and clear of any burden or encumbrance created by, through or under Howell.

      9.   REASSIGNMENT OF ACREAGE:
           -----------------------

      9.1 Any reassignment permitted or required under this Agreement shall be made free and clear of all lease burdens created by, through or under Howell.

      9.2 The provisions of this Article 9 relative to the relinquishment and reassignment of interests earned by Howell shall not be construed to relieve or otherwise affect any obligations which Howell may have, under this or any other agreement, to plug and abandon wells drilled on the Subject Lands or to remove facilities and restore the surface.